UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2024

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Agreement.

As previously announced on February 22, 2024, Safety Shot Inc. (the “Company”) entered into a License and Purchase Agreement (the “Purchase Agreement”), with Elite Health Partners Inc., a Delaware corporation (“Licensee”), pursuant to which the Company granted to Licensee a license to use assets related to the development and sale of various over-the-counter health and wellness products owned by the Company (the “Legacy Assets”) and the option to purchase the Legacy Assets upon fulfillment by Licensee of certain conditions set forth in the Purchase Agreement.

On March 25, 2024, the parties mutually terminated the Purchase Agreement..

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2024, the board of directors (the “Board”) of the Company appointed David Sandler as the Chief Operating Officer of the Company. Mr. Sandler has more than 30 years’ experience in the nutrition and health industry developing, building and managing high-growth, results-oriented projects. David is the founder of StrengthPro Inc., a consulting firm specializing specific areas of health, fitness, nutrition, and supplement ratio. David has been working as the president of Strengthpro since January 2021. Since May 2019, David has been serving as chief operations officer at Elite Beverage. From October 2016 to October 2019, David served as the chief operations officer at ProSupps USA, LLC.

As a result of his new position, Mr. Sandler will receive an increase to his annual salary to $250,000 per year., There are no arrangements or understandings between the Company and the newly appointed executive officer and any other person or persons pursuant to which each executive officer or director was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and any newly appointed executive officer or director that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with any newly appointed executive officer or director in connection with his or her appointment as a director or executive officer.

Item 9.01 Exhibits

Exhibit No.	Description
Exhibit 10.1	License and Purchase Agreement by and between Safety Shot Inc. and Elite Health Partners dated February 21, 2024 (incorporated by reference to Exhibit 10.1 of the form 8K filled with the commission on February 22, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2024

SAFETY SHOT, INC.

By:	/s/ Jarrett Boon
Jarrett Boon
Chief Executive Officer